UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

380 Madison Avenue

21st Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As WisdomTree Investments, Inc. (the “Company”) previously reported in its Current Report on Form 8-K filed on April 26, 2012, the Company and Bruce Lavine, its former President and Chief Operating Officer, entered into a Further Amended and Restated Employment Agreement, dated April 24, 2012. For Mr. Lavine’s service as President and Chief Operating Officer during the 2012 fiscal year, the terms of the agreement provided for payment not later than February 15, 2013 of Mr. Lavine’s prorated bonus for 2012. On August 22, 2012, the Compensation Committee of the Board of Directors awarded Mr. Lavine the prorated bonus for 2012 and such bonus will be paid by August 31, 2012.

A copy of the Mr. Lavine’s Further Amended and Restated Employment Agreement is attached as 10.31.1 to the Company’s Current Report on Form 8-K filed April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: August 28, 2012

	By:	/s/ Peter M. Ziemba
Peter M. Ziemba
Executive Vice President-Business and Legal Affairs, Chief Legal Officer

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